ASMI ADVANCE SYSTEMS MARKETING INTERNATIONAL

ANNEX A

Consulting Services Agreement between

Navitrak ~~Engineering Inc.~~ INTERNATIONAL CORP.

and

ASMI – Advance Systems Marketing International Inc.

The general start-up terms and conditions of this agreement are as follows:

1. ASMI will support Navitrak with government relations and business development services.
2. Navitrak agrees to retain ASMI for a 6 month period at $6250 CAD/month, exclusive of GST.
3. Incentive fees of 5% on non-direct to government contracts only.
4. ASMI will bill on the first day of the month commencing on the effective start date of the contract. Payment will be upon receipt of invoice.
5. All reasonable business expense and travel actually and necessarily incurred by ASMI will be billed at cost with out-of-town travel subject to client approval.
6. ASMI agrees to give priority attention to near term funded programs with a focus on current opportunities.
7. To further understand your extensive capability, we think it would be important to have meetings with key government officials and industry partners in Canada shortly after the start of the agreement.
8. ASMI will treat as strictly confidential all proprietary data obtained as a result of the services to be performed and such information will not be disclosed by anyone outside of Navitrak during the period of the agreement or thereafter.
9. The parties also agree to keep the terms and conditions of this agreement fully confidential.
10. This agreement automatically renews at the end of the current term unless terminated.

222 Queen Street, Suite 402 Ottawa, Ontario K1P 5V9 □ Telephone: (613) 565-7220 □ Facsimile: (613) 565-7259

11. This agreement may be terminated at the end of the initial 6 month period (or 12 month period) by either party by giving a minimum of 30 days notice in writing to the other party before the completion date of the agreement. (i.e. for the first 6 month period termination must be received by start of month 5; for the 12 month extension by month 11).

12. It is expressly understood and agreed that ASMI is not an employee of Navitrak and shall be in an independent relationship at all times.

13. ASMI will treat as strictly confidential all proprietary data obtained as a result of the services to be performed and such information will not be disclosed to anyone outside of Navitrak during the period of the agreement or thereafter.

Kester Hamilton
President
Advance Systems Marketing
International (ASMI) Inc.

Sept 11, 2006
Date

Herb Lustig
President
Navitrak ~~Engineering Inc.~~ INTERNATIONAL CORP.

SEPT 11, 2006
Date